UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 3)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AEP INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	22-1916107
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

95 Chestnut Ridge Road Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series A Preferred Stock Purchase Rights	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Reference is hereby made to Amendment No. 2 to the Registration Statement on Form 8-A, dated April 25, 2014 (the “Registration Statement”), filed by AEP Industries Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), which amended and restated the Registration Statement on Form 8-A filed on March 31, 2011, as amended on March 28, 2014. A description of the Company’s Series A Preferred Stock Purchase Rights was set forth under Item 1 of the Registration Statement, which description is incorporated herein by reference. The second paragraph of such description is amended and restated herein as follows:

On March 31, 2011, the Company’s Board of Directors (the “Board”) declared a dividend of one preferred share purchase right (a “Right”) for each share of common stock, par value $0.01 per share, of the Company (“Common Stock”), outstanding as of the close of business on April 11, 2011 (the “Record Date”) and directed the issuance of one Right for each share of Common Stock that becomes outstanding between the Record Date and the Distribution Date (as defined below). In connection therewith, the Company entered into a Rights Agreement, dated March 31, 2011 (the “Rights Agreement”), with American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”). The Rights Agreement was subsequently amended and restated in its entirety by the Amended and Restated Rights Agreement, dated March 28, 2014, between the Company and the Rights Agent, as amended by the First Amendment to Amended and Restated Rights Agreement, dated April 16, 2014, between the Company and the Rights Agent and the Second Amendment to Amended and Restated Rights Agreement, dated March 23, 2015, between the Company and the Rights Agent (as so amended, the “Amended and Restated Rights Agreement”).

Item 2.	Exhibits.

Exhibit	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of AEP Industries Inc. (incorporated herein by reference to Exhibit A of Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2014).

4.1	Amended and Restated Rights Agreement, dated March 28, 2014, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2014).

4.2	First Amendment to Amended and Restated Rights Agreement, dated April 16, 2014, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2014).

4.3	Second Amendment to Amended and Restated Rights Agreement, dated March 23, 2015, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AEP INDUSTRIES INC.

Date: March 26, 2015	By:	/s/ LINDA N. GUERRERA
Linda N. Guerrera
Vice President and Controller

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of AEP Industries Inc. (incorporated herein by reference to Exhibit A of Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2014).

4.1	Amended and Restated Rights Agreement, dated March 28, 2014, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2014).

4.2	First Amendment to Amended and Restated Rights Agreement, dated April 16, 2014, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 21, 2014).

4.3	Second Amendment to Amended and Restated Rights Agreement, dated March 23, 2015, by and between AEP Industries Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2015).